Exhibit h.21

                               First Amendment to

                          Financial Guaranty Agreement


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                                                                  EXECUTION COPY


                 FIRST AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         FIRST AMENDMENT, dated as of December 17, 1999 (the "Amendment"), to the Financial Guaranty Agreement, dated as of August 6, 1999 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and AETNA SERIES FUND, INC. (the "Fund").

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

                  2. Amendments to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by (a) deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

                  "'Asset Reallocation' shall mean, with respect to any PPF, (i) the sale of Index Equities or Index Futures held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Fixed Income Securities or (ii) the sale of Fixed Income Securities held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Index Equities or Index Futures.

                  'Market Value' shall mean on any date of determination:

                           (i) with respect to any Index Equity held by a PPF,
                  the product of (A) the price per share of such Index Equity at the close of trading on such date, as published in Reuters America or in a Substitute Valuation Source, times the number of shares of such Index Equity held by such PPF;

                           (ii) with respect to any Corporate Bond held by a
                  PPF, the market value thereof at the close of trading on such date obtained from the Merrill Lynch Pricing Product or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

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                           (iii) with respect to Cash Equivalents held by a PPF
                  having a maturity date 60 days or less from such date, the value of such security determined in accordance with the "amortized cost" method of valuation which method values an instrument at its cost and assumes a constant amortization of premium or discount;

                           (iv) with respect to Cash Equivalents held by a PPF
                  having a maturity date more than 60 days from such date, the market value thereof at the close of trading on such date obtained from the Thompson Financial Securities Management Service or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

                           (v) with respect to any Index Future held by a PPF,
                  the product of (A) 500 (or such other index dollar multiplier designated by the Chicago Mercantile Exchange as being in effect on such date) times (B) the price of such Index Future at the close of trading on such date, as published in Reuters America or a Substitute Valuation Source, times (C) the number of such Index Futures held by such PPF;

                           (vi) with respect to the U.S. Treasury Futures held
                  by a PPF, the aggregate Cash Margin with respect to such U.S. Treasury Futures;

                           (vii) with respect to any U.S. Treasury Zero or U.S.
                  Agency Zero held by a PPF, the market value thereof at the close of trading on such date obtained from the Merrill Lynch Pricing Product or a Substitute Valuation Source; and

                           (viii) with respect to any U.S. Treasury Note or U.S.
                  Agency Note held by a PPF, the market value thereof at the close of trading on such date obtained from the Merrill Lynch Pricing Product or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

         provided, however, that if on any date of determination the price or value of any investment held by a PPF is not determinable as set forth above, the Market Value thereof shall be determined on such date in such manner as is determined in good faith by, or under the authority of, the Board of Directors of the Fund.

                  'Modified Duration' shall mean, with respect to any Corporate Bond, U.S. Treasury Note, U.S. Treasury Zero, U.S. Agency Note, U.S. Agency Zero or U.S. Treasury Future on any Valuation Date, the quotient of (a) the weighted average term to maturity of the cash flows generated by such security (or, in the case of a U.S. Treasury Future, by the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future on such Valuation Date) divided by (b) the sum of (i) one plus
         (ii) the quotient of (x) the yield to maturity of such security (or, in the case of a U.S. Treasury Future, of the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future) divided by (y) the number of interest payments on such security per year (or, in the case of a U.S. Treasury Future, on the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future). For the purposes of this calculation, the number of interest payments on any U.S. Treasury Zero is assumed to be two per year.

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                  'Portfolio Duration' shall mean, with respect to more than one type of Fixed Income Securities held by any PPF on any Valuation Date, an amount equal to the average of the Modified Duration of each such Fixed Income Security, weighted on the basis of the Market Values thereof, calculated using the Lehman Brothers Analytics Model or a Substitute Valuation Source, as of the close of business on such Valuation Date.

                  'Total Net Assets' shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the excess of (a) the sum of:

                           (i) the aggregate Market Value of all Index Equities held by such PPF on such Valuation Date;

                           (ii)  the aggregate Market Value of all Cash
                                 Equivalents held by such PPF (less Cash
                                 Associated with Futures and Cash Margin with respect to such PPF) on such Valuation Date;

                           (iii) the aggregate Market Value of all U.S. Treasury
                                 Zeroes and U.S. Agency Zeroes held by such PPF on such Valuation Date;

                           (iv) the aggregate Market Value of all Corporate Bonds held by such PPF on such Valuation Date;

                           (v) the Market Value of all U.S. Treasury Futures held by such PPF;

                           (vi) the Market Value of all U.S. Treasury Notes and U.S. Agency Notes held by such PPF;

                           (vii) the aggregate Market Value of all Index Futures
                                 held by such PPF on such Valuation Date;

                           (viii)to the extent not included in the Market Value
                                 of the Equity Portfolio, Fixed Income Portfolio or the Cash Equivalents of such PPF, an amount equal to the aggregate amount of interest and dividend receivables and receivables for securities sold payable to such PPF;

                           (ix) an amount equal to the aggregate amount payable to such PPF on such Valuation Date on account of a decrease in the margin requirements with respect to the U.S. Treasury Futures held by such PPF; and

                           (x) an amount equal to the aggregate amount payable to such PPF by the Investment Adviser with respect to such PPF pursuant to the Investment Advisory Agreement with respect to such PPF on account of expenses incurred by such PPF that are subject to reimbursement by such Investment Adviser;

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         over (b) an amount equal to the aggregate amount of the liabilities allocated to such PPF, including all amounts payable by such PPF in respect of securities purchased,"; and

                  (b) adding the following new defined terms to Section 1.1 in alphabetical order:

                  "'Fixed Income Security' shall mean any investment of a PPF which is an Eligible PPF Investment defined in Section 3.1(b)(ii),
         (iii) or (iv).

                  'U.S. Agency Notes' shall mean non-callable interest bearing general obligations of any one of the following agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Resolution Funding Corporation, Financing Corporation and Tennessee Valley Authority; provided, however, that any such obligations that are rated less than AAA by S&P or less than Aaa by Moody's shall not be U.S. Agency Notes.

                  'U.S. Treasury Notes' shall mean non-callable interest bearing general obligations of the United States Treasury backed by the full faith and credit of the United States of America."

                  3. Amendment to Section 2.1. Section 2.1 is hereby amended by deleting "$250,000,000" from the first sentence thereof and inserting "$500,000,000" in lieu thereof.

                  4. Amendments to Section 3.1. Paragraph (b) of Section 3.1 is hereby amended by (a) deleting clause (ii) therefrom and inserting in lieu thereof the following clause (ii):

                  "(ii) U.S. Treasury Notes, U.S. Treasury Zeroes, U.S. Agency Notes or U.S. Agency Zeroes,"; and

                  (b) deleting clause (iii) therefrom and inserting in lieu thereof the following clause (iii):

                  "(iii) Non-callable interest bearing debt obligations of a corporation having a rating of at least AA- by S&P or Aa3 by Moody's; provided that if both Moody's and S&P have issued a rating thereon, such rating shall be no less than AA-/Aa3 ("Corporate Bonds")".

                  5. Amendments to Section 3.2. Section 3.2 is hereby amended by
(a) inserting the words ", U.S. Treasury Notes and U.S. Agency Notes" after the words "Corporate Bonds" in paragraph (f) thereof; (b) deleting clause (g) therefrom and inserting in lieu thereof the following paragraph (g):

                  "(g) U.S. Treasury Futures shall be acquired or sold by a PPF only in order to shorten or lengthen the Portfolio Duration with respect to the Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF;";

                  (c) deleting clause (h) therefrom and inserting in lieu thereof the following paragraph (h):

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                  "(h) on any Valuation Date, the Portfolio Duration with
         respect to the Corporate Bonds, the U.S. Treasury Notes, the U.S. Treasury Zeroes, the U.S. Agency Notes, the U.S. Agency Zeroes and U.S. Treasury Futures held by such PPF shall not be greater than the Theoretical Zero Modified Duration with respect to such PPF nor less than the Theoretical Zero Modified Duration with respect to such PPF minus 0.25;";

                  (d) deleting the parenthetical "(excluding U.S. Treasury Futures)" from paragraph (k) thereof; (e) deleting the word "and" at the end of paragraph (k) thereof; (f) deleting the period at the end of paragraph (l) thereof and inserting a semi-colon in lieu thereof; and
         (g) adding the following new paragraphs (m) and (n) thereto:

                  "(m) all U.S. Treasury Zeroes or U.S. Agency Zeroes held by such PPF shall mature on, or within the 90 days preceding, the Maturity Date with respect to such PPF; and

                  (n) all Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF shall mature within the three years preceding or the three years following the Maturity Date with respect to such PPF."

                  6. Amendments to Section 3.5. Section 3.5 is hereby amended by
(a) inserting the words "U.S. Treasury Notes, U.S. Agency Notes," after the words "of all" in clause (iii) of paragraph (a) thereof; (b) inserting the words ", U.S. Treasury Notes, U.S. Agency Notes" after the words "U.S. Treasury Zeroes, U.S. Agency Zeroes" in paragraph (a) thereof; and (c) inserting the words ", U.S. Treasury Notes, U.S. Agency Notes" after the words "U.S. Treasury Zeroes" in paragraph (d) thereof..

                  7. Conditions to Effectiveness. This Amendment shall become effective on the date on which the Insurer, Aeltus and the Fund shall have executed and delivered this Amendment.

                  8. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

                  9. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 MBIA INSURANCE CORPORATION


                                 /s/ Lisa A. Wilson
                                 -----------------------------------------------
                                 By:  Lisa A. Wilson
                                 Title:  Assistant Secretary


                                 AELTUS INVESTMENT MANAGEMENT, INC.


                                 /s/ Neil Kochen
                                 -----------------------------------------------
                                 By: Neil Kochen
                                 Title:  Managing Director


                                 AETNA SERIES FUND, INC.


                                 /s/ Amy R. Doberman

                                 -----------------------------------------------
                                 By: Amy R. Doberman
                                 Title:  Vice President


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